Exhibit 99.1

FOR IMMEDIATE RELEASE

Theodore Gerbick, Director of Marketing

1900 16th Street, Suite 1200, Denver, CO 80202

Direct 303.531.8120 | Main 303.531.8100 | Theodore.Gerbick@myfw.com

First Western Financial, Inc. Completes Acquisition of Deposits, Loans

and Other Assets of Four Simmons Bank Locations in Denver

DENVER, May 18, 2020 -- First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western”), announced today that its wholly owned subsidiary, First Western Trust Bank (the “Bank”), has successfully closed a branch purchase and assumption transaction with Simmons Bank (“Simmons”). Under the terms of the transaction’s definitive agreement, the Bank acquired three branches and one loan production office located in the Denver metro area, purchased loans of approximately $119.8 million and assumed deposits of approximately $67.4 million.

The three branch locations are in Englewood, Highlands Ranch, and Lone Tree, while the fourth location is a loan production office located in Denver. First Western will convert all three branch locations to First Western offices, and has closed the loan production office. The Bank further intends to retain the Loan Tree location while consolidating the Englewood and Highlands Ranch locations into First Western’s existing boutique private banking office locations in the coming months.

Simmons Bank customers associated with these locations are now a part of First Western, a 16-year-old Colorado company that is proud of its history within Colorado and the Denver community. First Western’s holistic approach to helping clients with their personal banking, commercial banking, wealth management, and investment management needs is truly unique.

First Western also announced that Matt Cassell, who formerly led Simmons Bank’s Colorado banking presence, and the members of Simmons’ current Colorado-based banking team have agreed to join First Western to help ensure a smooth transition for the Bank’s new clients. Mr. Cassell joins First Western’s leadership team as President of Commercial Banking, bringing with him over 20 years of experience working with Colorado-based businesses. Mr. Cassell will report to Scott Wylie, Chairman and CEO.

First Western is further pleased to announce the hiring of Nick Lepetsos as Market President of the Bank’s new Lone Tree office. Mr. Lepetsos adds nearly 30 years of experience in the financial services industry in the Denver area, making him an invaluable addition to First Western’s team of talented and experienced banking professionals. Most notably, he served as the president of First American State Bank, a $280 million community bank in the Denver Tech Center, until 2004. He’s also served on the board of the Colorado Venture Capital Authority for more than 15 years, including serving as its chairman from 2012 to 2014.

“I am so proud of our associates, who have worked tirelessly to ensure the successful closure of this important transaction for First Western Trust and our new clients. This transaction will add to the growth and diversification of our franchise and deepen our presence in our core Denver market. I am also equally happy to welcome Nick, Matt and all of our new associates to our First Western family,” said Mr. Wylie. “In the midst of one of the most significant health, safety and economic challenges we have faced with respect to the COVID-19 pandemic, our team of experienced associates has remained focused on helping our clients, our community, and company continue moving forward. It is a truly remarkable accomplishment and demonstrates the continued growth and expertise of our organization and our team.”

A welcome kit has been provided to all impacted Simmons Bank customers with information about changes to their banking accounts, lending accounts, cards, checks, CDs, and other relevant details.

In addition, in light of the COVID-19 pandemic, First Western has taken several actions to support its clients and the communities it serves. To ensure the safety of associates and clients, First Western has moved to a “by appointment only” approach for in-person banking within all offices. First Western is also actively participating in the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (PPP) lending and financial assistance programs, and has made significant contributions to the Denver Museum of Contemporary Art’s Octopus Initiative (OI) and National Jewish Health’s (NJH) COVID-19 Emergency Response Fund, among other pandemic related contributions.

About First Western Financial, Inc.

First Western Financial, Inc., a financial services holding company, and its wholly-owned subsidiary, First Western Trust, are headquartered in Denver, Colorado. First Western Trust maintains operations in Colorado, Arizona, Wyoming, and California. Based on a mission to be the best private bank for the western wealth management client, First Western Trust provides a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning, and investment management products and services. First Western Financial, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “MYFW.”

Member FDIC

Equal Housing Lender

NMLS ID 477166

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and related government actions; the risk of geographic concentration in Colorado, Arizona, Wyoming and California; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2020 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.